Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                February 1, 1996
                                ----------------

                              NMR of America, Inc.
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             (Exact name of registrant as specified in its charter)



          Delaware                   1-9367                22-2468314
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   (State or other jurisdiction  (Commission          (IRS Employer
    of incorporation)             File Number)         ID Number)


               430 Mountain Avenue, Murray Hill, New Jersey 07974
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                    (Address of principal executive offices)

    Registrant's telephone number, including area code: (908) 665-9400


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          (Former name or former address, if changed since last report)




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Item 2.           Acquisition or Disposition of Assets
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General.
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         Effective January 1, 1996, pursuant to an Asset Purchase Agreement among C.D. Acquisition, Inc., (hereinafter referred to as "C.D. Acquisition") a wholly owned subsidiary of the Registrant, NMR of America, Inc. (hereinafter referred to as "NMR") and Central Diversey M.R.I. Center, Inc., an Illinois corporation. Central Diversey is engaged in the business of operating a diagnostic imaging center in Chicago, Illinois offering magnetic resonance imaging services.


         In consideration for the acquisition, C.D. Acquisition paid $80,000 in cash at closing to the selling shareholders of Central Diversey and issued 10,000 unregistered shares of NMR common stock with a $3.50 per share price guaranteed by NMR and subject to a two-year holding period restriction. In conjunction with the transaction, C.D. Acquisition acquired substantially all of Central Diversey's operating assets, which consist primarily of magnetic resonance imaging ("MRI") equipment, related leasehold improvements and office equipment and cash deposits on the MRI equipment aggregating $120,000. In addition, C.D. Acquisition assumed certain trade accounts payable and accrued liabilities of Central Diversey aggregating $90,000 and MRI related equipment debt, subject to existing collateral and security, totaling approximately $595,000 of outstanding principal as of January 1, 1996. The purchase price for the acquisition of Central Diversey was determined as a result of arms-length negotiations conducted between C.D. Acquisition and the other parties to the transaction.

         Reference is made to the Asset Purchase Agreement, a copy of which is filed as an exhibit to this Current Report, for a complete description of the terms and conditions of the acquisition.

Description of Central Diversey
-------------------------------

         Central Diversey was incorporated in 1992. Central Diversey operates in a 2,000 square foot facility located at 2715 North Central Avenue, Chicago, Illinois (hereinafter referred to as the "Center"). The Center utilizes the following diagnostic imaging equipment which is owned, subject to the aforementioned equipment financing, as set forth below:

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Imaging Modality                    Manufacturer               Year Installed
----------------                    ------------               --------------

Magnetic resonance                     Toshiba                      1992


         The magnetic resonance imaging equipment owned by Central Diversey was financed using a four-year promissory note payable to an equipment finance company aggregating $594,620 of outstanding principal as of January 1, 1996. Portions of the principal amount of the note mature during each fiscal year 1996 through 2000 as follows: 1996 - $33,108; 1997 - $140,955; 1998 - $155,789; 1999
- $172,069; 2000 - $92,699.

         As of January 1, 1996, Central Diversey employed 4 full-time and part-time persons, including 2 persons in clerical and administrative positions and 2 persons in clinical and technical capabilities. Central Diversey currently performs their own patient billing function. However, NMR intends to consolidate all billing and financial recordkeeping, as well as marketing, administrative and corporate management activities of Central Diversey into its Murray Hill, New Jersey offices.

         The 10,000 shares of common stock issued by NMR in connection with the acquisition of Central Diversey have been issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933 (the "Act") and the recipients of the shares have acknowledged that none of the shares, can be transferred absent compliance with the registration requirements of the Act or the availability of an exemption therefrom.

         Prior to the acquisition, none of the officers, directors or shareholders of Central Diversey had any material relationship with NMR or its affiliates.

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

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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      (a)  Financial Statements of Businesses Acquired.
           (See (b) below)

      (b)  Proforma Financial Information.

           (It is impracticable at the time that this Current Report is being filed, to provide the required financial statements and proforma financial information. Such financial statements and proforma financial information will be filed no later than 60 days after the date on which this current report is required to be filed.)

(b)        Exhibits:

     2(a) Asset Purchase Agreement among C.D. Acquisition Inc., a wholly owned subsidiary of the Registrant and Central Diversey, M.R.I. Center, Inc. (Schedules thereto are listed therein and will be provided supplementally to the Commission upon request).

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                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NMR OF AMERICA, INC.


                                           By /s/ JOHN P. O'MALLEY III
                                              -------------------------
                                                John P. O'Malley III
                                                Executive Vice President-Finance
                                                Chief Financial Officer

Dated:  FEBRUARY 15, 1996

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

                                 EXHIBIT INDEX

                              NMR of America, Inc.

                           Current Report on Form 8-K
                            Dated February 15, 1996



                                                         Sequential
Exhibit No.   Description                                Page Number
----------    -----------                                -----------
2 (a)         Asset Purchase Agreement among C.D.            ____
              Acquisition Inc., a wholly owned
              subsidiary of the Registrant and
              Central Diversey, M.R.I. Center, Inc.
              (Schedules thereto are listed therein
              and will be provided supplementally to
              the Commission upon request).


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